EXHIBIT 10.1

FORM OF

INVESTOR AGREEMENT

January 16, 2020

This agreement (the “Investor Agreement”) is being delivered to you in connection with an understanding by and between Heat Biologics, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Underwriting Agreement, dated January 16, 2020, by and between the Company and A.G.P./Alliance Global Partners (“AGP”), as representative of the several underwriters, in connection with the follow-on underwritten public offering (the “Offering”) of the Company (the “UA”) pursuant to which the Holder and certain other purchasers acquired (i) certain shares  (the “Shares”) of  common stock, $0.0002 par value per share, of the Company (the “Common Stock”), and (ii) warrants of the Company to purchase shares of Common Stock, the “Firm Common Warrants,” and together with the Shares, the “Securities”) and (b) the registration statement on Form S-1, as amended (File No. 333-234105) (“Registration Statement”).  Capitalized terms not defined herein shall have the meaning as set forth in the UA, unless otherwise set forth herein.

The Holder agrees solely with the Company that, starting at the time of both (a) the public announcement of the final pricing of the Offering and (b) the Company or AGP notifying the Holder that each purchaser that purchases in excess of $100,000 of Securities has executed an agreement substantially similar to this Investor Agreement (the “Effective Date”) and ending at 4:00 pm (New York City time) on March 15, 2020 (such period, the “Restricted Period”), neither the Holder, nor any Affiliate (as defined in the Firm Common Warrants) of such Holder which (x) had or has knowledge of the transactions contemplated by the UA, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), shares of Common Stock of the Company, or shares of Common Stock of the Company underlying any convertible securities or options, held by the Holder on the date hereof, as well as the Shares and the shares of Common Stock of the Company issuable upon exercise of the Firm Common Warrants (collectively, the “Restricted Securities”), in an amount representing more than, when measured at any given point during the applicable Date of Determination X1% of the cumulative trading volume of Common Stock for such date (which cumulative trading volume shall include pre-market, market and post-market trading volume for such date) as reported by Bloomberg, LP for the applicable Date of Determination (“Leak-Out Percentage”); provided, that (1) for purposes of clarity, the Leak-Out Percentage of the cumulative trading volume of the Common Stock on the applicable Date of Determination applies at each moment during such Date of Determination, (2) the foregoing restriction shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Holder or any of the Holder’s Trading Affiliates at a price per share greater than $0.70 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof); and (3) the foregoing restriction shall not apply to any actual “long” sales of shares of Common Stock purchased in open market transactions by the Holder or any of the Holder’s Trading Affiliates

———————

1 30% of volume on a pro rata basis for such holders executing the Investor Agreements, based on holders’ subscription amount in Offering.

during the Restricted Period. All accounts purchasing Securities in the Offering in an amount exceeding $100,000 shall be subject to an agreement restricting the sale of Securities substantially in the form of this Investor Agreement provided that the Leak-Out Percentage shall be proportional to the corresponding purchase amount of such purchaser.

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of any Restricted Securities to any Person (an “Assignee”) in a transaction which does not need to be reported on the consolidated tape on the Trading Market (as defined in the Firm Common Warrants), without complying with (or otherwise limited by) the restrictions set forth in this Investor Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver an agreement in the form of this Investor Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Investor Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Investor Agreement must be in writing and shall be given in accordance with the terms of the UA; provided that with respect to any notices, consents, waivers or other communications to be made by the Company to the Holder, such notice, consent, waiver or other communication shall be delivered to the Holder at the facsimile number or e-mail address provided on the signature page hereto.

In addition to the foregoing, the Holder acknowledges that the Company intends to hold one or more  special meetings of its stockholders (the “Meeting”) at which the Company’s stockholders of record as of a date to be determined in the future (the “Record Date”) shall be asked to adopt and/or approve, among other things, (i) an amendment to the Company’s third amended and restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio to be determined in the discretion of the Board within a range of one (1) share of Common Stock for every two (2) to fifty (50) shares of Common Stock (the “Reverse Stock Split”), such amendment to be effected after stockholder approval thereof only in the event the Board still deems it advisable; (ii) an amendment to the Restated Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 100,000,000 to 250,000,000 (the “Authorized Common Increase”), such amendment to be effected after stockholder approval thereof only in the event the Board still deems it advisable; and (iii) an amendment to the Restated Certificate of Incorporation to include a “blank check” provision to allow  the Board, without further stockholder approval, to authorize the issuance (including setting the terms) of Company’s authorized but undesignated shares of preferred stock (the “Preferred Stock Authorization”) (clauses (i), (ii) and (iii) collectively referred to as the “Proposals”).

The Holder, solely in its capacity as a stockholder of the Company, agrees to vote (or cause to be voted) all of the  shares of Common Stock that it either owns or that it has or shares discretion to vote as of the Record Date, at the Meeting or any adjournment thereof, and/or in any action by written consent of the stockholders of the Company, in favor of (i) the Proposals and (ii) any other matter specifically relating to the Proposals, unless the internal policies of the Holder prohibit a vote on one or more Proposals, in which event the Holder shall abstain on such vote. The Holder hereby agrees not to grant any proxy with respect to such shares of Common Stock or to enter into or agree to be bound by any voting trust or agreement or other arrangement of any kind that is inconsistent with the provisions of this Agreement. The Holder agrees not to revoke any such vote or change any vote once voted in favor of the Proposals.

This Investor Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Investor Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Investor Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Investor Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Investor Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Investor Agreement shall be governed by the applicable provisions of the UA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Investor Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Investor Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

No material, non-public information has been provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby.  As of the date hereof, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Investor Agreement and the transactions contemplated hereby shall terminate.  Notwithstanding anything contained in this Investor Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

The Holder acknowledges that it is not a party to the UA and AGP has acted as representative of the several underwriters and all of the purchasers in the Offering.  The obligations of the Holder under this Investor Agreement are several and not joint with the obligations of any other holder of any of the Securities issued under the UA (each, an “Other Holder”) or any other holder of any of the Securities issued under the Registration Statement (each, a “Prospectus Purchaser Other Holder”) under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or any Prospectus Purchaser Other Holder under any such other agreement,.  Nothing contained herein or in this Investor Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders or any Prospectus Purchaser Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Investor Agreement and the Company acknowledges that the Holder and the Other Holders or any Prospectus Purchaser Other Holder are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Investor Agreement or any other agreement.  The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Investor Agreement, and it shall not be necessary for any Other Holder or any Prospectus Purchaser Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder or any Prospectus Purchaser Other Holder that purchases in excess of $100,000 of the Securities in the Offering with respect to any restrictions on the sale of Securities substantially in the form of this Investor Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Investor Agreement and the Company agrees to use reasonable best efforts to enforce the terms of any Settlement Document.  If, and whenever on or after the date hereof, the Company enters into a Settlement Document with terms that are materially different from this Investor Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Investor Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Investor Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder.  The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

[The remainder of the page is intentionally left blank]

The parties hereto have executed this Investor Agreement as of the date first set forth above.

Sincerely,

HEAT BIOLOGICS, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:

“HOLDER”

__________________

By: ____________________

Name:

Title:

Fax Number:

Email Address:

ACKNOWLEDGED:

A.G.P./Alliance Global Partners
By:  A.G.P./Alliance Global Partners

By:

____________________

Name:

Title:

5